UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 01, 2026

ADTRAN Holdings, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-41446	87-2164282
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

901 Explorer Boulevard
Huntsville, Alabama		35806-2807
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (256) 963-8000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.01 per share	ADTN	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendment to Thomas Stanton’s Employment Agreement

On April 6, 2026, ADTRAN Holdings, Inc. (the “Company”) entered into a second amendment (the “Amendment”) to its employment agreement, dated July 13, 2022 (as previously amended, the “Employment Agreement”), with Thomas R. Stanton, the Company’s President, Chief Executive Officer and Chairman (the “CEO”). The Amendment was approved by the Board of Directors of the Company (the “Board”) upon the recommendation of the Compensation Committee of the Board (the “Compensation Committee”). The Amendment eliminates the concept of an annual PSU award tied to the performance objective of the Company’s relative total shareholder return. Furthermore, the Amendment adjusts the performance objective of the long-term financial plan PSU award. While the performance objective for this type of award continues to be based upon the Company’s Adjusted EBIT (or such other performance criteria as shall be mutually agreed upon by the CEO and the Compensation Committee) over the applicable performance period, it will also be subject to adjustment based on the Company’s relative total shareholder return over such performance period. Finally, the Amendment adjusts the anticipated value of RSUs and the anticipated target number of long-term financial plan PSUs that the CEO is eligible to receive during the term of the Employment Agreement.

The foregoing description of the Amendment is not complete and is qualified in its entirety by the text of the Amendment, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Long-Term Financial Plan PSU Awards for Certain Named Executive Officers

On April 1, 2026, the Compensation Committee approved grants of long-term financial plan PSU awards to the CEO, Mr. James D. Wilson (Chief Revenue Officer), and Mr. Timothy Santo (Senior Vice President of Finance and Chief Financial Officer) under the Company’s 2024 Employee Stock Incentive Plan. The performance objective of these long-term financial plan PSU awards is based upon the Company’s Adjusted EBIT over the performance period of January 1, 2026 through December 31, 2028, subject to adjustment based on the Company’s relative total shareholder return over such performance period. Specifically, the Compensation Committee approved the grant of a target number of 170,723 shares, 24,908 shares, and 28,252 shares, respectively, to the CEO, Mr. Wilson and Mr. Santo under the long-term financial plan PSU awards. The Company intends to grant later in 2026 a similar award of long-term financial plan PSU awards to Mr. Christoph Glingener (Chief Technology Officer) upon the approval of both the supervisory board and the shareholders of the Company’s majority-owned subsidiary, Adtran Networks SE. The Compensation Committee does not intend to grant annual PSU awards tied to the performance objective of the Company’s relative total shareholder return (referred to as market-based PSUs in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on March 27, 2026) to any of the named executive officers going forward.

The foregoing description of the awards is not complete and is qualified in its entirety by the text of the forms of 2026 3-Year Performance Shares Agreement and 2026 CEO 3-Year Performance Shares Agreement, which are attached hereto as Exhibits 10.2 and 10.3 and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description
10.1	Second Amendment to the CEO Employment Agreement, dated April 6, 2026
10.2†	Form of 2026 3-Year Performance Shares Agreement Under the ADTRAN Holdings, Inc. 2024 Employee Stock Incentive Plan
10.3†	Form of 2026 CEO 3-Year Performance Shares Agreement Under the ADTRAN Holdings, Inc. 2024 Employee Stock Incentive Plan
104	Cover Page Interactive Data File – the cover page iXBRL tags are embedded within the Inline XBRL document

† Certain identified information has been excluded from these exhibits because it is not material and is the type of information that the Company customarily and actually treats as private and confidential. Redacted information is indicated by [***].

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADTRAN Holdings, Inc.

Date:	April 7, 2026	By:	/s/ Timothy Santo
Timothy Santo Senior Vice President of Finance and Chief Financial Officer